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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-76019) of our reports dated April 27, 1999, except as to Note 12, which is as of August 5, 1999, relating to the financial statements and financial statement schedule of Therma-Wave, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

San Jose, California

August 13, 1999